UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 20, 2021

Date of Report (date of earliest event reported)

GigCapital2, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	GIX.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	GIX	New York Stock Exchange
Rights to purchase one-twentieth of one share of Common Stock	GIX.RT	New York Stock Exchange
Warrants to purchase one share of Common Stock	GIX.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 20, 2021, the Audit Committee of the Board of Directors of GigCapital2, Inc. (the “Company”), after considering the recommendations of management, concluded that the Company’s (1) financial statements and other financial data as of December 31, 2020 and 2019, for the year ended December 31, 2020, and the period from March 6, 2019 (date of inception) through December 31, 2019 included in the Annual Report on From 10-K for the year ended December 31, 2020 and (2) condensed financial statements included in the Company’s Quarterly Reports for the three month period ended March 31, 2020, the three and six month periods ended June 30, 2020 and 2019, and the three and nine month periods ended September 30, 2020 and 2019 (collectively, the “Non-Reliance Periods”) should not be relied upon because of errors identified therein, which are summarized below.

The errors that caused the Company to conclude that its financial statements and other financial information for the Non-Reliance Periods should not be relied upon are the result of a misapplication of the guidance on accounting for certain of our issued warrants, which came to light when the staff of the Securities and Exchange Commission issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) dated April 12, 2021 (the “SEC Staff Statement”). The SEC Staff Statement addresses certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company at the time of its initial public offering in June 2019. Based on Accounting Standards Codification 815-40, Contracts in Entity’s Own Equity, warrant instruments that do not meet the criteria to be considered indexed to an entity’s own stock shall be initially classified as liabilities at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the derivative instruments should be reported in the statement of operations.

On June 10, 2019 and June 13, 2019, in addition to other securities, we issued private warrants to purchase 567,500 shares of our common stock at an exercise price of $11.50 per share to our founders, concurrently with our initial underwritten public offering. The Audit Committee, together with management, determined that the financial statements in the Non-Reliance Periods should be restated to reflect these private warrants issued in June 2019 as a liability, with subsequent changes in their estimated fair value recorded as non-cash income or expense in each Non-Reliance Period. These restatements will result in non-cash, non-operating financial statement corrections and will have no impact on our current or previously reported cash position, operating expenses or total operating, investing or financing cash flows. Furthermore, the most that the private warrants can be redeemed for is $5,675, and then, only if the warrants have been transferred to a party that is not one of our founders or their permitted transferees, and the then-holder of the warrants doesn’t exercise the warrants when the Company seeks to redeem the warrants.

Accordingly, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Periods. Similarly, the related press releases, Report of Independent Registered Public Accounting Firm on the financial statements as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from March 6, 2019 (date of inception) through December 31, 2019, and the stockholder communications, investor presentations or other communications describing the relevant portions of our financial statements for these periods that need to be restated should no longer be relied upon. Concurrently with the filing of this Current Report on Form 8-K, the Company is filing a revised Annual Report on Form 10-K/A that includes restated financial statements for the Non-Reliance Periods and that corrects the errors and provides additional explanation of the changes.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2021

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer and President